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                                                                   EXHIBIT 10.31


                                   PROMISSORY NOTE



$18,850,000                                           New York, New York
                                                      December 31, 1996



    FOR VALUE RECEIVED, the undersigned, ANDREW J. McKELVEY (the "Borrower"), hereby promises to pay to the order of TMP WORLDWIDE INC., a Delaware corporation (the "Company"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, the principal sum of EIGHTEEN MILLION EIGHT HUNDRED FIFTY THOUSAND DOLLARS ($18,850,000), subject to the terms and conditions set forth herein, and to pay interest on the unpaid principal amount from time to time outstanding from the date hereof until due and payable at the following rate per annum, based on a 365-day year, in like coin or currency: the prime rate established by The Bank of New York in effect on the date hereof; PROVIDED, HOWEVER, that such rate shall be adjusted on December 31, 1997 and each December 31st thereafter to reflect the prime rate established by The Bank of New York or its successor in effect on such dates.

    1. PAYMENT OF PRINCIPAL AND INTEREST.

    All interest accrued but unpaid on this Note shall be payable on December 31st of each year (each such date is referred to herein as an "Interest Payment Date"), commencing December 31, 1997. The principal amount of this Note shall be due and payable in equal annual installments of one-sixtieth of the initial principal amount commencing December 31, 1997, with all unpaid principal due December 31, 2006.

    The Borrower may at any time prepay all or a portion of the outstanding principal amount of this Note without premium or penalty, provided that such prepayment of principal is accompanied by payment of all unpaid interest accrued on this Note through the date of payment.

    2. EVENT OF DEFAULT. In the event that the Borrower is in default in the payment of principal or interest, if any, due under this Note for a period of thirty (30) days after the Company has delivered written notice of such default to the Borrower in accordance with Section 7 hereof, then at any time during the continuation of such default the Company may, at the Company's option, by written notice to the Borrower in accordance with Section 7 hereof, declare the entire unpaid principal amount of this

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Note, together with accrued but unpaid interest thereon, if any, to be immediately due and payable.

    3. AMENDMENT AND WAIVER. Except as otherwise expressly provided for herein, the provisions of this Note may be amended if the Borrower has obtained the written consent of the holder of this Note.

    4. CANCELLATION. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note will be surrendered to the Borrower for cancellation.

    5. PLACE OF PAYMENT. Payments of principal and interest are to be delivered at the following address:

              TMP Worldwide Inc.
              1633 Broadway, 33rd Floor
              New York, New York  10019

or to such other address or to the attention of such other person as specified by prior written notice to the Borrower.

    6. WAIVER OF PRESENTMENT. Without limiting the express provisions of this Note, the Borrower hereby waives presentment, demand for payment, notice of dishonor and notice of protest in connection with the delivery, acceptance and performance of this Note.

    7. NOTICES. All notices, requests and other communications required to be sent or given under this Note by the Borrower or the Company shall in every case be in writing and shall be deemed properly served if (i) delivered personally,
(ii) delivered by registered or certified mail with first class postage prepaid, return receipt requested, or (iii) delivered by courier, if to the Borrower, to him c/o TMP Worldwide Inc., 1633 Broadway, 33rd Floor, New York, NY 10019, and if to the Company, to it at 1633 Broadway, 33rd Floor, New York, NY 10019,
Attention: Thomas G. Collison, or to such other addresses as the recipient party has specified by prior written notice to the sending party.

    8. GOVERNING LAW. The validity, construction and interpretation of this Note will be governed by the law of the State of New York.





                              /s/ ANDREW J. MCKELVEY
                             -----------------------------
                             Andrew J. McKelvey


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